UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VARIAN MEDICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto, CA 94304

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held on February 13, 2020

This supplement, dated January 23, 2020, supplements the definitive proxy statement (the “Proxy Statement”) of Varian Medical Systems, Inc. (the “Company”) filed with the Securities and Exchange Commission on December 20, 2019, relating to the Company’s Annual Meeting of Stockholders to be held on February 13, 2020. The purpose of this supplement is solely to revise the disclosure under the heading “Stock Ownership — Delinquent Section 16(a) Reports” on page 40 of the Proxy Statement to report additional Section 16(a) reports that were not timely filed. Accordingly, such disclosure is amended and restated in its entirety to read as follows:

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2019 were complied with by each person who at any time during the 2019 fiscal year was a director or an executive officer or held more than 10% of our common stock, except for the following: Ms. Ashkenazi filed a late Form 3 two days late on December 13, 2018; Dr. Febbo filed a late Form 3 one day late on August 28, 2019; Dr. Balser filed a late Form 4 on December 4, 2019 to report a restricted stock unit award that was granted to him on November 15, 2018; and Mr. Eckert, Mr. Guertin, Ms. Bostrom, Ms. Bruner, Mr. Butel, Ms. Dugan and Mr. Illingworth, each filed a late Form 4 one day late on February 14, 2019 to report the vesting of a previously reported restricted stock unit award on February 11, 2019. The late filings were due to administrative oversight by the Company’s stock administration. In addition, following a review of our stock records, it was discovered that Mr. Eckert did not report eight transactions in which he gifted an aggregate of 866 shares. Such transactions were subsequently reported in a Form 5 that was filed on November 1, 2019.

Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented hereby.